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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus in Part A and "Other Information - Independent Auditors" in Part B and to the incorporation by reference of our report dated January 24, 2000 on the financial statements of EquiTrust Variable Insurance Series Fund, in this Post-Effective Amendment No. 18 to Form N-1A Registration Statement under the Securities Act of 1933 (No. 33-12791) and related Prospectus of EquiTrust Variable Insurance Series Fund.


                                                          /s/ Ernst & Young LLP

Des Moines, Iowa
April 28, 2000